EXHIBIT 16.1

                            WILLIAMS & WEBSTER, P.S.
               CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS

December 7, 2004

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re:      Western Goldfields, Inc.
         Commission File Number 0-50894

Dear Sirs:

We are in agreement with the statements made by the above registrant its Form 8-K dated December 2, 2004.

Our independent auditor's report on the financial statements of Western Goldfields, Inc. for the period ended December 31, 2003 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties.

There were no disagreements with Western Goldfields, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                         Sincerely,


                                         /s/ Williams & Webster, P.S.
                                         ---------------------------------------
                                         Williams & Webster, P.S.
                                         Certified Public Accountants
                                         Spokane, Washington